                                                                    EXHIBIT 99.1

                                                                    NEWS RELEASE

[BANCORPSOUTH LOGO]

CONTACT:

L. Nash Allen, Jr.                                     Gary C. Bonds
Treasurer and Chief Financial                          Senior Vice President and
Officer                                                Controller
662/680-2330                                           662/680-2332

  BANCORPSOUTH, INC. ANNOUNCES FINANCIAL RESULTS FOR THE THIRD QUARTER OF 2005

    REPORTS SOLID GROWTH IN LOANS, DEPOSITS AND NET INTEREST REVENUE DESPITE
                                    KATRINA

TUPELO, Miss., October 19, 2005 /PRNewswire-FirstCall via COMTEX/ -- BancorpSouth, Inc. (NYSE: BXS) today announced financial results for the third quarter and nine-months ended September 30, 2005.

            Highlights of the third quarter of 2005 included:

      - An 8.9 percent expansion in loans and leases, net of unearned interest, at the end of the third quarter of 2005 compared with the end of the third quarter of 2004.

      - Continued strong growth in demand deposits, which increased 13.7 percent at the end of the third quarter of 2005 from the end of the third quarter last year.

      - Growth in net interest revenue, which, on a comparable-quarter basis, increased 6.6% for the third quarter of 2005, 4.8% for the second quarter of 2005 and 4.4% for the first quarter of 2005.

      - The signing of a definitive agreement to acquire American State Bank Corporation, headquartered in Jonesboro, Arkansas, expanding BancorpSouth's presence in growing markets in northeast Arkansas.

Impact of Hurricane Katrina on Third-Quarter Results

For the third quarter, Hurricane Katrina reduced the Company's net income per diluted share by $0.10. Of this amount, $0.08 resulted from a $10.4 million pre-tax increase in the provision for credit losses, primarily as a result of the storm's impact on the Mississippi Gulf Coast region. In addition, $0.02 resulted from the $2.4 million impact of hurricane relief efforts, assistance for affected employees and lost non-interest revenue, a significant portion of which resulted from the Company's waiver of certain fees and service charges for people and businesses in the affected area.

                                    - MORE -

Box 789 - Tupelo, MS 38802-0789 - (662) 680-2000
BANCORPSOUTH, INC. is a financial holding company.

BXS Announces Third-Quarter Results
Page 2
October 19, 2005

Including the impact of Hurricane Katrina, net income was $22.9 million, or $0.29 per diluted share, for the third quarter of 2005 compared with $27.6 million, or $0.36 per diluted share, for the third quarter of 2004. Excluding the impact of Hurricane Katrina, net income for the third quarter of 2005 would have been $30.8 million and net income per diluted share for the third quarter of 2005 would have been $0.39.

BancorpSouth's third quarter 2005 financial results also reflected the reversal of previous impairment of the Company's mortgage servicing asset ("MSA") totaling $2.8 million, which increased net income by $0.02 per diluted share. For the third quarter of 2004, impairment of the MSA totaled $2.2 million, which decreased net income by $0.02 per diluted share. In addition, our comparable quarter financial results reflect an unusually low effective tax rate for the third quarter of 2004, due to the reversal of merger related income tax contingencies and a state income tax refund. Compared to the effective tax rate for the third quarter of this year, the lower effective tax rate for the third quarter last year resulted in increased net income for the period of $0.02 per diluted share.

Excluding the impact of changes in the value of the MSA, Hurricane Katrina and the change in effective tax rate, earnings for the third quarter of 2005 would have been $0.37 per diluted share, compared with $0.36 for the third quarter of 2004. Please see pages 14 and 15 of this press release for reconciliation of GAAP and non-GAAP results.

"Given the very substantial impact of Hurricane Katrina on our markets, employees and customers, BancorpSouth performed well during the third quarter," remarked Aubrey Patterson, Chairman and Chief Executive Officer of BancorpSouth. "We have specifically identified a $0.10 per diluted share impact from the hurricane, related to our provision for credit losses, additional expenses for hurricane relief and assistance and foregone noninterest revenue from people directly affected by the hurricane. We have not been able to quantify the impact of the hurricane, and the resulting dramatic rise in fuel prices and shortages, on our overall business, although we believe there was some impact on our loan volume and on our insurance business."

Net Interest Revenue

Interest revenue for the third quarter of 2005 grew 13.9 percent, or $17.3 million, to $141.8 million from $124.5 million for the third quarter of 2004 and
4.2 percent from $136.0 million for the second quarter of 2005. Interest expense increased 28.4 percent, or $11.8 million, to $53.3 million for the third quarter of 2005 from $41.5 million for the third quarter last year and 10.4 percent from $48.3 million for the second quarter of 2005.

The average taxable equivalent yield on earning assets increased to 5.74 percent for the third quarter of 2005 from 5.17 percent for the third quarter of 2004 and 5.63 percent for the second quarter of 2005. The average rate paid on interest bearing liabilities was 2.54 percent for the third quarter of 2005, compared with 1.99 percent for the third quarter of 2004 and 2.34 percent for the second quarter of 2005.

                                    - MORE -

BXS Announces Third-Quarter Results
Page 3
October 19, 2005

Net interest revenue increased 6.6 percent to $88.4 million for the third quarter of 2005 from $83.0 million for the third quarter of 2004 and 0.8 percent from $87.7 million for the second quarter of 2005. Net interest margin was 3.61 percent for the third quarter of 2005 compared with 3.48 percent for the third quarter of 2004 and 3.66 percent for the second quarter of 2005.

"We are pleased to have produced a second consecutive quarter of accelerated growth in net interest revenue," said Patterson. "As in the first half of 2005, this growth reflects our efforts to optimize our asset/liability mix, primarily by funding significant loan volume through lower cost demand deposits and maturing lower rate investments. The expansion of our net interest margin through this strategy from the third quarter last year demonstrates that rising interest rates have enhanced our options for managing interest-rate risk. The slight decline in net interest margin from the second quarter of 2005 is also evidence of the margin pressure inherent in being moderately liability sensitive in a rising interest rate environment, a position consistent with our focus on the retail and small to mid sized business markets. We will continue to manage our asset/liability structure to achieve long-term growth in net interest revenue, while minimizing the impact of interest rate volatility."

Deposit and Loan Activity

Total assets at September 30, 2005, increased 4.3 percent to $11.1 billion from $10.6 billion at September 30, 2004. Total deposits grew 4.3 percent to $9.2 billion at September 30, 2005, from $8.8 billion at September 30, 2004. Loans and leases, net of unearned interest, increased 8.9 percent to $7.1 billion at September 30, 2005, from $6.5 billion at September 30, 2004.

Patterson continued, "We produced solid loan growth for the third quarter, the sixth consecutive quarterly increase, although the rate of growth reflected rising interest rates and increased concern about the strength of the economy in the face Hurricanes Katrina and Rita and surging energy costs. We have continued to generate the majority of our loan growth in faster growing urban areas within our established markets, while also benefiting from our December 2004 acquisitions that built our presence in Brentwood, Tennessee, and Baton Rouge, Louisiana. Our less urban markets have continued to serve as critical sources of lower cost funds, accounting for a substantial portion of the 22.3 percent growth in noninterest bearing demand deposits at the end of the third quarter of 2005 from the same time in 2004, as well as the 9.4% increase in interest bearing demand deposits. Total time deposits fell 3.5 percent at the end of the third quarter of 2005 from the end of the third quarter of 2004, reflecting our strategy of funding loan growth through lower cost demand deposits and maturing investments rather than higher cost liabilities."

Provision for Credit Losses and Allowance for Credit Losses

The provision for credit losses for the third quarter of 2005 increased to $14.7 million from $3.5 million for the third quarter of 2004 and $3.0 million for the second quarter of 2005. As noted earlier, $10.4 million of the third quarter of 2005 provision related to the impact of Hurricane Katrina. Annualized net charge-offs were 0.27 percent of average loans and leases for the third quarter of 2005 compared with 0.25 percent for the third quarter of 2004 and 0.26 percent for the second quarter of 2005.

                                    - MORE -

BXS Announces Third-Quarter Results
Page 4
October 19, 2005

Non-performing loans and leases fell 34.9 percent to $23.9 million, or 0.34 percent of loans and leases, at September 30, 2005, from $36.7 million, or 0.56 percent of loans and leases, at September 30, 2004, while increasing 0.6 percent from $23.7 million, or 0.34 percent of loans and leases, at June 30, 2005. The allowance for credit losses increased to 1.43 percent of loans and leases at September 30, 2005, from 1.38 percent of loans and leases at September 30, 2004 and 1.29 percent of loans and leases at June 30, 2005.

Patterson added, "Although the impact of Hurricane Katrina on our third quarter results is somewhat less than projected in our October 3rd press release, $0.10 per diluted share versus $0.115 per diluted share, it is important to note that we will continue to assess the impact of the hurricane on our operations and on our customers. In addition, because of extending customer loan payment dates in the wake of the hurricane as part of our hurricane relief efforts, none of the loans associated with the hurricane-related increase in our provision of credit losses are included in non-performing loans and leases at the end of the third quarter. The aggregate impact of the storm on our financial condition and results of operations may not be known for some time and must be measured by the extent of the damage to our properties, the extent of damage to the properties of our customers, including property pledged to the bank as collateral, uncertainty regarding the final settlement of insurance claims, the impact of government and other forms of assistance, and the uncertainty regarding the expected rate of economic recovery in the region affected by Hurricane Katrina."

Noninterest Revenue

Noninterest revenue increased 13.8 percent to $48.2 million for the third quarter of 2005 compared with $42.3 million for the third quarter of 2004, primarily due, as discussed above, to the positive $2.8 million impact from the recovery of a previously recorded impairment of the MSA for the third quarter of 2005 compared with the negative $2.2 million impact from impairment to the MSA for the third quarter of 2004. Excluding these items, noninterest revenue increased 1.9 percent for the third quarter of 2005 from the third quarter of 2004.

Patterson commented, "We believe the impact of Hurricane Katrina is primarily responsible for the reduced growth in noninterest revenue, excluding MSA changes, for the third quarter, which is significantly below the growth in noninterest revenues, excluding MSA changes, for the first nine months of 2005 compared with the same period in 2004. In addition, we experienced a slowing in our overall insurance business in the last month of the quarter, especially in the hurricane affected areas."

Noninterest Expense

Noninterest expense increased 5.3 percent to $89.5 million for the third quarter of 2005 from $85.0 million for the third quarter of 2004 and declined 1.2 percent from $90.6 million for the second quarter of 2005. The comparable-quarter growth in noninterest expense for the third quarter primarily reflected the additional salaries and employee benefits expense from operating the Brentwood, Tennessee, and Baton Rouge, Louisiana, banks that were acquired in December

                                    - MORE -

BXS Announces Third-Quarter Results
Page 5
October 19, 2005

2004, increased occupancy costs related to the opening of new offices and expenses discussed above related to Hurricane Katrina.

Capital Management

BancorpSouth repurchased 97,400 shares of its common stock during the third quarter of 2005 under a new stock repurchase plan authorized in April 2005 for the repurchase of up to 3 million shares. Combined with the shares repurchased under earlier plans, BancorpSouth had repurchased approximately 10.7 million shares of its common stock as of September 30, 2005, or approximately 13 percent of the shares outstanding when the original share repurchase program was initiated in 2001. BancorpSouth will continue to evaluate additional share repurchases under the April 2005 plan, which authorizes these repurchases during a two-year period expiring April 30, 2007.

Summary

Patterson concluded, "In the quarters ahead, we have little doubt that our results will continue to be affected because of the devastation wrought by Hurricane Katrina to one of our strongest markets. However, we are equally optimistic the fundamental strengths that have supported the successful growth of our Company - our strong financial position, high credit quality, conservative lending and investment strategies, and the deep involvement of our veteran employees in their local communities - will now support our integral involvement in the recovery and renewal of the Gulf Coast. Because these fundamental strengths remain the hallmark characteristics of BancorpSouth, we remain confident that Hurricane Katrina, despite its short-term impact, has not significantly affected our ability to produce long-term profitable growth and increased shareholder value. Furthermore, the Gulf Coast itself has the potential for long-term positive economic growth as reinvestment and community development are expected to be strong stimuli."

Conference Call

BancorpSouth will conduct a conference call to discuss its third quarter results today, October 19, 2005, at 10:00 a.m. (Central Time). Investors may listen via the Internet by accessing BancorpSouth's website at http://www.bancorpsouth.com. A replay of the conference call will be available at BancorpSouth's website for at least two weeks following the call.

Forward-Looking Statements

Certain statements contained in this news release may not be based on historical facts and are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements may be identified by their reference to a future period or periods or by the use of forward-looking terminology such as "anticipate," "believe," "estimate," "expect," "may," "might," "will," "would," "could" or "intend." These forward-looking statements may include, without limitation, statements relating to interest rate volatility, the impact of Hurricane

                                    - MORE -

BXS Announces Third-Quarter Results
Page 6
October 19, 2005

Katrina, adjusted earnings, the ability of BancorpSouth to obtain additional reliable information in areas affected by Hurricane Katrina, the amount and timing of general aid to areas affected by Hurricane Katrina, the final settlement of insurance claims in areas affected by Hurricane Katrina, noninterest revenue, asset/liability mix, loan demand, loan quality, loan volume, loan and deposit growth, insurance business, allowance for credit losses, net interest revenue, the economic and operating environment, common stock repurchase plan, long-term growth prospects and future growth and profitability.

We caution you not to place undue reliance on the forward-looking statements contained in this news release in that actual results could differ materially from those indicated in such forward-looking statements due to a variety of factors. These factors may include, but are not limited to, the rate of economic recovery in the region affected by Hurricane Katrina, changes in economic conditions and government fiscal and monetary policies, fluctuations in prevailing interest rates and the ability of BancorpSouth to manage its assets and liabilities to limit exposure to changing interest rates, the ability of BancorpSouth to increase noninterest revenue and expand noninterest revenue business, the ability of BancorpSouth to fund growth with lower cost liabilities, the ability of BancorpSouth to maintain credit quality, the ability of BancorpSouth to effectively integrate acquisitions, changes in laws and regulations affecting financial service companies in general, possible adverse rulings, judgments, settlements and other outcomes of pending litigation, the ability of BancorpSouth to compete with other financial services companies, the ability of BancorpSouth to provide and market competitive services and products, changes in BancorpSouth's operating or expansion strategy, the ability of BancorpSouth to diversify revenue, geographic concentration of BancorpSouth's assets, availability of and costs associated with obtaining adequate and timely sources of liquidity, the ability of BancorpSouth to manage its growth and effectively serve an expanding customer and market base, the ability of BancorpSouth to achieve profitable growth and increase shareholder value, the ability of BancorpSouth to attract, train and retain qualified personnel, the ability of BancorpSouth to repurchase its common stock on favorable terms, the ability of BancorpSouth to leverage opportunities, the ability of BancorpSouth to identify and close potential acquisitions, the ability of BancorpSouth to expand geographically and enter fast-growing markets, changes in consumer preferences, other factors generally understood to affect the financial results of financial services companies, and other factors described from time to time in BancorpSouth's filings with the Securities and Exchange Commission. We undertake no obligation to update these forward-looking statements to reflect events or circumstances that occur after the date on which such statements were made.

BancorpSouth, Inc. is a financial holding company headquartered in Tupelo, Mississippi with approximately $11.1 billion in assets. BancorpSouth Bank, a wholly-owned subsidiary of BancorpSouth, Inc., operates approximately 250 commercial banking, insurance, trust and broker/dealer locations in Alabama, Arkansas, Louisiana, Mississippi, Tennessee and Texas.

                                    - MORE -

BANCORPSOUTH, INC.
SELECTED FINANCIAL DATA

                                                      Three Months Ended          Nine Months Ended
                                                          September 30,             September 30,
                                                  -------------------------  -------------------------
                                                      2005         2004          2005         2004
                                                  ------------  -----------  -----------   -----------
(Dollars in thousands, except per share amounts)
EARNINGS SUMMARY:
Net interest revenue                              $     88,441  $    82,958  $   263,288   $   250,124
Provision for credit losses                             14,725        3,530       22,492        12,381
Noninterest revenue                                     48,163       42,327      145,105       139,784
Noninterest expense                                     89,513       84,980      269,777       255,016
                                                  ------------  -----------  -----------   -----------
Income before income taxes                              32,366       36,775      116,124       122,511
Income tax provision                                     9,507        9,187       35,730        36,484
                                                  ------------  -----------  -----------   -----------
Net income                                        $     22,859  $    27,588  $    80,394   $    86,027
                                                  ============  ===========  ===========   ===========
Earning per share: Basic                          $       0.29  $      0.36  $      1.03   $      1.12
                                                  ============  ===========  ===========   ===========
                   Diluted                        $       0.29  $      0.36  $      1.02   $      1.11
                                                  ============  ===========  ===========   ===========

BALANCE SHEET DATA AT SEPTEMBER 30:
Total assets                                                                 $11,065,258   $10,608,150
Total earning assets                                                          10,093,364     9,767,438
Loans and leases, net of unearned interest                                     7,091,063     6,512,969
Allowance for credit losses                                                      101,067        90,100
Total deposits                                                                 9,221,267     8,843,239
Common shareholders' equity                                                      940,878       875,142
Book value per share                                                               12.02         11.44

AVERAGE BALANCE SHEET DATA:
Total assets                                      $ 10,892,408  $10,582,191  $10,853,207   $10,550,174
Total earning assets                                 9,964,477    9,751,609    9,925,937     9,752,694
Loans and leases, net of unearned interest           7,070,963    6,460,163    6,979,161     6,340,868
Total deposits                                       9,045,611    8,825,726    9,034,266     8,804,805
Common shareholders' equity                            934,915      859,514      926,098       871,192

NON-PERFORMING ASSETS AT SEPTEMBER 30:
Non-accrual loans and leases                                                 $     8,103   $    13,843
Loans and leases 90+ days past due                                                13,539        20,675
Restructured loans and leases                                                      2,240         2,164
Other real estate owned                                                           15,357        19,413

Net charge-offs as a percentage
   of average loans (annualized)                          0.27%        0.25%        0.25%         0.30%

PERFORMANCE RATIOS (ANNUALIZED)
Return on average assets                                  0.83%        1.04%        0.99%         1.09%
Return on common equity                                   9.70%       12.77%       11.61%        13.19%

Net interest margin                                       3.61%        3.48%        3.64%         3.52%

Average shares outstanding - basic                  78,223,549   76,582,689   78,216,092    77,104,518
Average shares outstanding - diluted                78,570,139   76,978,834   78,559,901    77,515,403

                               BANCORPSOUTH, INC.
                           CONSOLIDATED BALANCE SHEET
                                   (UNAUDITED)

                                                        September 30,
                                                 --------------------------     %
                                                    2005          2004        Change
                                                 ------------------------------------
                                                      (In thousands)
Assets
Cash and due from banks                          $    370,403  $    304,389     21.69%
Interest bearing deposits with other banks             15,431        35,090    (56.02%)
Held-to-maturity securities, at amortized cost      1,255,874     1,384,061     (9.26%)
Available-for-sale securities, at fair value        1,455,856     1,758,945    (17.23%)
Trading securities, at fair value                       1,983             -       N/A
Federal funds sold and securities
   purchased under agreement to resell                194,186         7,180       N/A
Loans and leases                                    7,122,212     6,543,720      8.84%
  Less: Unearned interest                             (31,149)      (30,751)     1.29%
        Allowance for credit losses                  (101,067)      (90,100)    12.17%
                                                 ------------  ------------
Net loans and leases                                6,989,996     6,422,869      8.83%
Loans held for sale                                    78,970        69,194     14.13%
Premises and equipment, net                           240,141       224,685      6.88%
Accrued interest receivable                            71,046        67,849      4.71%
Goodwill                                              109,239        64,164     70.25%
Other assets                                          282,133       269,724      4.60%
                                                 ------------  ------------
   Total Assets                                  $ 11,065,258  $ 10,608,150      4.31%
                                                 ============  ============
Liabilities
Deposits:
  Demand: Noninterest bearing                    $  1,643,309  $  1,343,698     22.30%
          Interest bearing                          2,902,527     2,653,386      9.39%
  Savings                                             711,909       772,159     (7.80%)
  Other time                                        3,963,522     4,073,996     (2.71%)
                                                 ------------  ------------
Total deposits                                      9,221,267     8,843,239      4.27%
Federal funds purchased and
   securities sold under agreement
   to repurchase                                      499,552       496,647      0.58%
Accrued interest payable                               25,821        19,330     33.58%
Junior subordinated debt securities                   138,145       128,866      7.20%
Long-term debt                                        137,594       137,500      0.07%
Other liabilities                                     102,001       107,426     (5.05%)
                                                 ------------  ------------
Total Liabilities                                  10,124,380     9,733,008      4.02%
Shareholders' Equity
Common stock                                          195,685       191,278      2.30%
Capital surplus                                        84,456        45,440     85.86%
Accumulated other comprehensive income (loss)         (10,313)        6,724       N/A
Retained earnings                                     671,050       631,700      6.23%
                                                 ------------  ------------
Total Shareholders' Equity                            940,878       875,142      7.51%
                                                 ------------  ------------
Total Liabilities & Shareholders' Equity         $ 11,065,258  $ 10,608,150      4.31%
                                                 ============  ============

                               BANCORPSOUTH, INC.
                   Consolidated Condensed Statements of Income
                  (dollars in thousands, except per share data)
                                   (Unaudited)

                                                                  Quarter Ended                         Year To Date
                                               --------------------------------------------------  ----------------------
                                                Sep 2005 Jun 2005   Mar 2005   Dec 2004  Sep 2004   Sep 2005    Sep 2004
                                               --------- ---------  ---------  --------  --------  ----------   ---------
INTEREST REVENUE:
Loans and leases                               $ 115,800 $ 109,874  $ 103,805  $ 96,666  $ 93,759  $  329,479   $ 277,367
Deposits with other banks                            166       139        111       135       102         417         518
Federal funds sold and securities purchased
   under agreement to resell                       1,061       197        391       272       111       1,649         922
Held-to-maturity securities:
    Taxable                                        9,160     9,452      9,766    10,812    12,020      28,377      34,922
    Tax-exempt                                     1,667     1,557      1,598     1,621     1,693       4,822       5,183
Available-for-sale securities:
    Taxable                                       11,761    12,765     13,745    14,516    14,691      38,271      45,688
    Tax-exempt                                     1,481     1,491      1,677     1,584     1,613       4,649       5,022
Loans held for sale                                  686       571      1,018       649       517       2,275       1,752
                                               --------- ---------  ---------  --------  --------  ----------   ---------
        Total interest revenue                   141,782   136,046    132,111   126,255   124,506     409,939     371,374
                                               --------- ---------  ---------  --------  --------  ----------   ---------

INTEREST EXPENSE:
Deposits                                          44,790    40,432     37,905    36,103    35,198     123,127     103,031
Fed funds purchased and securities sold
   under agreement to repurchase                   3,692     2,590      2,161     1,726     1,336       8,443       3,499
Other                                              4,859     5,307      4,916     4,758     5,014      15,081      14,720
                                               --------- ---------  ---------  --------  --------  ----------   ---------
        Total interest expense                    53,341    48,329     44,982    42,587    41,548     146,651     121,250
                                               --------- ---------  ---------  --------  --------  ----------   ---------
        Net interest revenue                      88,441    87,717     87,129    83,668    82,958     263,288     250,124
  Provision for credit losses                     14,725     2,980      4,787     5,104     3,530      22,492      12,381
                                               --------- ---------  ---------  --------  --------  ----------   ---------
        Net interest revenue, after provision
         for credit losses                        73,716    84,737     82,342    78,564    79,428     240,796     237,743
                                               --------- ---------  ---------  --------  --------  ----------   ---------

NONINTEREST REVENUE:
Mortgage lending                                   4,207    (2,453)     5,628     2,041     (672)       7,382       9,552
Service charges                                   15,860    16,411     14,726    15,533    15,965      46,997      46,340
Trust income                                       2,161     2,004      1,889     2,111     2,059       6,054       5,587
Security gains, net                                   20       371         70   (1,484)       146         461         822
Insurance commissions                             14,830    14,425     15,932    14,282    14,366      45,187      42,056
Other                                             11,085    12,264     15,674    11,253    10,463      39,024      35,427
                                               --------- ---------  ---------  --------  --------  ----------   ---------
        Total noninterest revenue                 48,163    43,022     53,919    43,736    42,327     145,105     139,784
                                               --------- ---------  ---------  --------  --------  ----------   ---------

NONINTEREST EXPENSES:
Salaries and employee benefits                    52,173    52,578     53,240    50,852    49,176     157,992     147,840
Occupancy, net of rental income                    6,751     6,841      6,412     6,649     6,264      20,004      18,303
Equipment                                          5,501     5,637      5,449     5,329     5,390      16,588      16,486
Other                                             25,088    25,519     24,587    25,098    24,150      75,193      72,387
                                               --------- ---------  ---------  --------  --------  ----------   ---------
        Total noninterest expenses                89,513    90,575     89,688    87,928    84,980     269,777     255,016
                                               --------- ---------  ---------  --------  --------  ----------   ---------
        Income before income taxes                32,366    37,184     46,573    34,372    36,775     116,124     122,511
Income tax expense                                 9,507    11,394     14,829     9,778     9,187      35,730      36,484
                                               --------- ---------  ---------  --------  --------  ----------   ---------
        Net income                             $  22,859 $  25,790  $  31,744  $ 24,594  $ 27,588  $   80,394   $  86,027
                                               ========= =========  =========  ========  ========  ==========   =========

Net income per share: Basic                    $    0.29 $    0.33  $    0.41  $   0.32  $   0.36  $     1.03   $    1.12
                                               ========= =========  =========  ========  ========  ==========   =========
                      Diluted                  $    0.29 $    0.33  $    0.40  $   0.32  $   0.36  $     1.02   $    1.11
                                               ========= =========  =========  ========  ========  ==========   =========

                               BancorpSouth, Inc.
                 Average Balances, Interest Income and Expense,
                          and Average Yields and Rates
                             (Dollars in thousands)
                                   (Unaudited)

                                                  Quarter Ended
                                                September 30, 2005
                                        ----------------------------------
                                          Average                   Yield/
(Taxable equivalent basis)                Balance        Interest    Rate
                                        ------------    ---------   ------
ASSETS
Loans, loans held for sale, and leases
  net of unearned interest              $  7,134,292    $ 117,099    6.51%
Held-to-maturity securities:
  Taxable                                  1,055,292        9,160    3.44%
  Tax-exempt                                 143,832        2,565    7.08%
Available-for-sale securities:
  Taxable                                  1,371,425       11,761    3.40%
  Tax-exempt                                 127,041        2,278    7.12%
Short-term investments                       132,595        1,228    3.67%
                                         -----------    ---------
  Total interest earning
    assets and revenue                     9,964,477      144,091    5.74%
Other assets                               1,023,258
Less: allowance for credit losses            (95,327)
                                        ------------
    Total                               $ 10,892,408
                                        ============

LIABILITIES AND SHAREHOLDERS' EQUITY
Deposits:
  Demand - interest bearing             $  2,843,192    $  10,673    1.49%
  Savings                                    718,875        1,458    0.80%
  Other time                               3,978,600       32,659    3.26%
Short-term borrowings                        519,901        3,757    2.87%
Junior subordinated debt                     138,145        2,781    7.99%
Long-term debt                               137,716        2,013    5.80%
                                        ------------    ---------
  Total interest bearing
    liabilities and expense                8,336,429       53,341    2.54%
Demand deposits -
  noninterest bearing                      1,504,944
Other liabilities                            116,120
                                        ------------
  Total liabilities                        9,957,493
Shareholders' equity                         934,915
                                        ------------
  Total                                 $ 10,892,408
                                        ============
                                                        ---------
Net interest revenue                                    $  90,750
                                                        =========
Net interest margin                                                  3.61%
Net interest rate spread                                             3.20%
Interest bearing liabilities to
   interest earning assets                                          83.66%

Net interest tax equivalent adjustment                    $ 2,309

                               BancorpSouth, Inc.
                 Average Balances, Interest Income and Expense,
                          and Average Yields and Rates
                             (Dollars in thousands)
                                   (Unaudited)

                                                  Quarter Ended
                                                September 30, 2004
                                        ----------------------------------
                                          Average                   Yield/
(Taxable equivalent basis)                Balance        Interest    Rate
                                        ------------    ---------   ------
ASSETS
Loans, loans held for sale, and leases
  net of unearned interest               $ 6,509,800    $ 94,804     5.79%
Held-to-maturity securities:
  Taxable                                  1,301,470      12,020     3.67%
  Tax-exempt                                 144,936       2,604     7.15%
Available-for-sale securities:
  Taxable                                  1,616,975      14,691     3.61%
  Tax-exempt                                 145,919       2,482     6.77%
Short-term investments                        32,509         213     2.61%
                                        ------------    ---------
  Total interest earning assets and
  revenue                                  9,751,609     126,814     5.17%
Other assets                                 921,768
Less: allowance for credit losses            (91,186)
                                        ------------
    Total                               $ 10,582,191
                                        ============

LIABILITIES AND SHAREHOLDERS' EQUITY
Deposits:
  Demand - interest bearing              $ 2,661,627     $ 6,171     0.92%
  Savings                                    780,567       1,479     0.75%
  Other time                               4,078,551      27,549     2.69%
Short-term borrowings                        524,659       1,670     1.27%
Junior subordinated debt                     128,866       2,626     8.11%
Long-term debt                               137,614       2,054     5.94%
                                        ------------    ---------
  Total interest bearing liabilities
  and expense                              8,311,884      41,548     1.99%
Demand deposits - noninterest bearing      1,304,983
Other liabilities                            105,810
                                        ------------
  Total liabilities                        9,722,677
Shareholders' equity                         859,514
                                        ------------
  Total                                 $ 10,582,191
                                        ============
                                                        ---------
Net interest revenue                                    $ 85,266
                                                        =========
Net interest margin                                                  3.48%
Net interest rate spread                                             3.18%
Interest bearing liabilities to
   interest earning assets                                          85.24%

Net interest tax equivalent adjustment                  $  2,308

                               BancorpSouth, Inc.
                 Average Balances, Interest Income and Expense,
                          and Average Yields and Rates
                             (Dollars in thousands)
                                   (Unaudited)

                                                   Year To Date
                                                September 30, 2005
                                        ----------------------------------
                                          Average                   Yield/
(Taxable equivalent basis)                Balance        Interest    Rate
                                        ------------    ---------   ------
ASSETS
Loans, loans held for sale, and leases
  net of unearned interest              $  7,049,618    $ 333,488    6.32%
Held-to-maturity securities:
  Taxable                                  1,073,473       28,378    3.53%
  Tax-exempt                                 139,909        7,418    7.09%
Available-for-sale securities:
  Taxable                                  1,449,220       38,271    3.53%
  Tax-exempt                                 132,451        7,153    7.22%
Short-term investments                        81,266        2,065    3.40%
                                        ------------    ---------
  Total interest earning assets and
   revenue                                 9,925,937      416,773    5.61%
Other assets                               1,020,612
Less: allowance for credit losses            (93,342)
                                        ------------
    Total                               $ 10,853,207
                                        ============

LIABILITIES AND SHAREHOLDERS' EQUITY
Deposits:
  Demand - interest bearing             $  2,835,907    $  27,250    1.28%
  Savings                                    744,098        4,516    0.81%
  Other time                               3,988,451       91,361    3.06%
Short-term borrowings                        500,855        9,164    2.45%
Junior subordinated debt                     138,145        8,307    8.04%
Long-term debt                               138,087        6,053    5.86%
                                        ------------    ---------
  Total interest bearing liabilities
   and expense                             8,345,543      146,651    2.35%
Demand deposits - noninterest bearing      1,465,810
Other liabilities                            115,756
                                        ------------
  Total liabilities                        9,927,109
Shareholders' equity                         926,098
                                        ------------
  Total                                 $ 10,853,207
                                        ============
                                                        ---------
Net interest revenue                                    $ 270,122
                                                        =========
Net interest margin                                                  3.64%
Net interest rate spread                                             3.26%
Interest bearing liabilities to
   interest earning assets                                          84.08%

Net interest tax equivalent adjustment                  $   6,834

                               BancorpSouth, Inc.
                 Average Balances, Interest Income and Expense,
                          and Average Yields and Rates
                             (Dollars in thousands)
                                   (Unaudited)

                                                   Year To Date
                                                September 30, 2004
                                        ----------------------------------
                                          Average                   Yield/
(Taxable equivalent basis)                Balance        Interest    Rate
                                        ------------    ---------   ------
ASSETS
Loans, loans held for sale, and leases
  net of unearned interest              $  6,400,120    $ 280,687    5.86%
Held-to-maturity securities:
  Taxable                                  1,214,775       34,923    3.84%
  Tax-exempt                                 147,506        7,972    7.22%
Available-for-sale securities:
  Taxable                                  1,692,356       45,684    3.61%
  Tax-exempt                                 154,596        7,726    6.68%
Short-term investments                       143,341        1,441    1.34%
                                        ------------    ---------
  Total interest earning assets
    and revenue                            9,752,694      378,433    5.18%
Other assets                                 889,244
Less:  allowance for credit losses           (91,764)
                                        ------------
    Total                               $ 10,550,174
                                        ============

LIABILITIES AND SHAREHOLDERS' EQUITY
Deposits:
  Demand - interest bearing             $  2,677,259    $  17,629    0.88%
  Savings                                    784,894        4,194    0.71%
  Other time                               4,067,648       81,208    2.67%
Short-term borrowings                        489,379        4,167    1.14%
Junior subordinated debt                     128,866        7,877    8.16%
Long-term debt                               137,949        6,175    5.98%
                                        ------------    ---------
  Total interest bearing
    liabilities and expense                8,285,995      121,250    1.95%
Demand deposits -
  noninterest bearing                      1,275,004
Other liabilities                            117,983
                                        ------------
  Total liabilities                        9,678,982
Shareholders' equity                         871,192
                                        ------------
  Total                                 $ 10,550,174
                                        ============
                                                        ---------
Net interest revenue                                    $ 257,183
                                                        =========
Net interest margin                                                  3.52%
Net interest rate spread                                             3.23%
Interest bearing liabilities to
   interest earning assets                                          84.96%

Net interest tax equivalent adjustment                  $   7,059

                               BancorpSouth, Inc.
 Reconciliation of Adjusted Earnings and Adjusted Earnings Per Diluted Share to
                     Earnings and Earnings Per Diluted Share
                                  (Unaudited)
                    (In thousands, except per share amounts)

                                                             Three-Months Ended
                                                                September 30,
                                                        ---------------------------
                                                             2005           2004
                                                        -----------     -----------
Earnings - GAAP basis (a)                               $    22,859     $    27,588

Impact on earnings related to Hurricane Katrina               7,903               -
                                                        -----------     -----------

Adjusted earnings (b)                                   $    30,762     $    27,588
                                                        ===========     ===========

Earnings per diluted share - GAAP basis                 $      0.29     $      0.36
                                                        ===========     ===========

Adjusted earnings per diluted share (b)                 $      0.39     $      0.36
                                                        ===========     ===========

Diluted shares used in computing per share amounts:
       Earnings per share                                78,570,139      76,978,834
       Adjusted earnings per share                       78,570,139      76,978,834

-----------
(a)   GAAP is the acronym for generally accepted accounting principles.

(b) BancorpSouth, Inc. believes its calculation of adjusted earnings per diluted share provides a better measure of the Company's ongoing performance and provides better comparability to prior periods because it excludes the impact on earnings related to Hurricane Katrina. Adjusted earnings per diluted share should not be considered as a measure of financial performance under accounting principles generally accepted in the United States, and the items excluded from it are significant components in understanding and assessing financial performance. Because adjusted earnings per diluted share is not a measurement determined in accordance with accounting principles generally accepted in the United States and is thus susceptible to varying calculations, it may not be comparable as presented to other similarly titled measure of other companies.

                               BancorpSouth, Inc.
 Reconciliation of Adjusted Earnings and Adjusted Earnings Per Diluted Share to
                     Earnings and Earnings Per Diluted Share
                                  (Unaudited)
                    (In thousands, except per share amounts)

                                                                     Three-Months Ended
                                                                        September 30,
                                                                ------------------------------
                                                                    2005              2004
                                                                ------------      ------------
Earnings - GAAP basis (a)                                       $     22,859      $     27,588

Mortgage servicing asset expense (recovery), net of tax               (1,724)            1,387
Impact on earnings related to Hurricane Katrina, net of tax            7,903                 -
Impact of effective tax rate change                                        -            (1,614)
                                                                ------------      ------------

Adjusted earnings (b)                                           $     29,038      $     27,361
                                                                ============      ============

Earnings per diluted share - GAAP basis                         $       0.29      $       0.36
                                                                ============      ============

Adjusted earnings per diluted share (b)                         $       0.37      $       0.36
                                                                ============      ============

Diluted shares used in computing per share amounts:
       Earnings per share                                         78,570,139        76,978,834
       Adjusted earnings per share                                78,570,139        76,978,834

--------
(a)   GAAP is the acronym for generally accepted accounting principles.

(b) BancorpSouth, Inc. believes its calculation of adjusted earnings per diluted share provides a better measure of the Company's ongoing performance and provides better comparability to prior periods because it excludes a volatile non-cash item, the impact on earnings related to Hurricane Katrina and the impact of the effective tax rate change. Adjusted earnings per diluted share should not be considered as a measure of financial performance under accounting principles generally accepted in the United States, and the items excluded from it are significant components in understanding and assessing financial performance. Because adjusted earnings per diluted share is not a measurement determined in accordance with accounting principles generally accepted in the United States and is thus susceptible to varying calculations, it may not be comparable as presented to other similarly titled measures of other companies.